January 14, 2009

Aftersoft Group, Inc.
Regus House,
Heronsway, Chester Business Park
Chester, UK CH4 9QR

Gentlemen:

We have acted as counsel to Aftersoft Group, Inc. (the “Company”) in connection with its filing of a Registration Statement on Form S-1 (Registration No. 333-_______, the “Registration Statement”) covering an aggregate of 30,151,149 shares of the Company's common stock, $0.0001 par value (“Common Stock”), to be resold by certain selling stockholders named therein (the "Selling Stockholders").

In our capacity as counsel to the Company, a Delaware corporation, we have examined the Company’s Certificate of Incorporation and By-laws, as amended to date, the minutes and other corporate proceedings of the Company, and the Registration Statement and exhibits thereto.

With respect to factual matters, we have relied upon representations, statements and certificates of officers of the Company and their representatives and upon representations made by the Selling Stockholders. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On the basis of the foregoing, we are of the opinion that:

The shares of Common Stock covered by this Registration Statement have been validly authorized and legally issued, fully paid and non-assessable.

This opinion opines upon Delaware law including the Delaware constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

We hereby consent to the use of firm's name, Gersten Savage LLP, and of the reference to the opinion and of the use of this opinion as an exhibit to the Registration Statement and as contained in the Registration Statement itself, specifically in the section captioned "Legal Representation."

In giving this consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term "expert" as defined in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Gersten Savage LLP
Gersten Savage LLP